Exhibit 99.1

Trupanion Reports Third Quarter 2023 Results
Trupanion returns to positive cash flow as margins continue to expand
SEATTLE, WA. November 2, 2023 -- Trupanion, Inc. (Nasdaq: TRUP), the leading provider of medical insurance for cats and dogs, today announced financial results for the third quarter ended September 30, 2023.

“I am happy to report we achieved $11 million in operating cash flow and $7 million in free cash flow, while continuing to grow our revenue at historical levels” said Darryl Rawlings, CEO and Chair of the Board. “The team, under Margi's leadership, accomplished these impressive quarter-over-quarter results with strong execution throughout the organization and the momentum of an over 40% sequential increase in discretionary profit driven by our core subscription business.”

Third Quarter 2023 Financial and Business Highlights

•Total revenue was $285.9 million, an increase of 22% compared to the third quarter of 2022.
•Total enrolled pets (including pets from our other business segment) was 1,712,177 at September 30, 2023, an increase of 19% over the third quarter of 2022.
•Subscription business revenue was $182.9 million, an increase of 20% compared to the third quarter of 2022.
•Subscription enrolled pets was 969,322 at September 30, 2023, an increase of 20% over the third quarter of 2022.
•Net loss was $(4.0) million, or $(0.10) per basic and diluted share, compared to net loss of $(12.9) million, or $(0.32) per basic and diluted share, in the third quarter of 2022.
•Adjusted EBITDA was $6.1 million, compared to adjusted EBITDA of $(0.9) million in the third quarter of 2022.
•Operating cash flow was $11.4 million and free cash flow was $7.0 million in the third quarter of 2023. This compared to operating cash flow of $(2.3) million and free cash flow of $(6.4) million in the third quarter of 2022. Sequentially, free cash flow improved $15.1 million from the second quarter of 2023.

•At September 30, 2023, the Company held $265.9 million in cash and short-term investments, including $37.9 million held outside the insurance entities, with an additional $15 million available under its credit facility.
•The Company maintained $227.0 million of capital surplus at its insurance subsidiaries. This was $60.8 million more than the estimated risk-based capital requirement of $166.2 million.

Conference Call
Trupanion’s management will host a conference call today to review its third quarter 2023 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-300-8521 (United States) or 1-412-317-6026 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10182458.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, Europe, Puerto Rico and Australia with over 960,000 pets enrolled. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Omega General Insurance Company. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and our ability to retain key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)
Revenue:
Subscription business	$182,906	$152,401	$521,369	$438,048
Other business	102,947	81,359	291,379	221,122
Total revenue	285,853	233,760	812,748	659,170
Cost of revenue:
Subscription business(1)	157,444	128,158	455,055	365,861
Other business	93,176	75,543	266,741	204,773
Total cost of revenue(2)	250,620	203,701	721,796	570,634
Operating expenses:
Technology and development(1)	5,302	6,553	15,434	18,178
General and administrative(1)	12,664	10,314	46,817	28,907
New pet acquisition expense(1)	17,772	22,434	60,183	67,043
Depreciation and amortization	2,990	2,600	9,445	8,024
Total operating expenses	38,728	41,901	131,879	122,152
Gain (loss) from investment in joint venture	4	(57)	(140)	(168)
Operating loss	(3,491)	(11,899)	(41,067)	(33,784)
Interest expense	3,053	1,408	8,380	2,680
Other income, net	(2,465)	(889)	(6,445)	(1,568)
Loss before income taxes	(4,079)	(12,418)	(43,002)	(34,896)
Income tax expense (benefit)	(43)	496	(472)	491
Net loss	$(4,036)	$(12,914)	$(42,530)	$(35,387)

Net loss per share:
Basic and diluted	$(0.10)	$(0.32)	$(1.03)	$(0.87)
Weighted average shares of common stock outstanding:
Basic and diluted	41,536,575	40,799,819	41,344,195	40,707,677

(1)Includes stock-based compensation expense as follows:	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
Cost of revenue	$1,176	$1,472	$3,801	$5,138
Technology and development	650	1,184	1,985	3,193
General and administrative	3,281	3,792	14,448	9,281
New pet acquisition expense	1,785	2,195	5,626	7,214
Total stock-based compensation expense	$6,892	$8,643	$25,860	$24,826

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Veterinary invoice expense	$212,441	$171,112	$613,316	$473,654
Other cost of revenue	38,179	32,589	108,480	96,980
Total cost of revenue	$250,620	$203,701	$721,796	$570,634

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$150,336	$65,605
Short-term investments	115,570	156,804
Accounts and other receivables, net of allowance for doubtful accounts of $690 at September 30, 2023 and $540 at December 31, 2022	277,913	232,439
Prepaid expenses and other assets	17,386	14,248
Total current assets	561,205	469,096
Restricted cash	18,245	19,032
Long-term investments	11,434	7,841
Property, equipment and internal-use software, net	100,730	90,701
Intangible assets, net	19,770	24,031
Other long-term assets	18,645	18,943
Goodwill	42,005	41,983
Total assets	$772,034	$671,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,967	$9,471
Accrued liabilities and other current liabilities	29,422	32,616
Reserve for veterinary invoices	61,338	43,734
Deferred revenue	246,511	202,692
Long-term debt - current portion	1,350	1,103
Total current liabilities	347,588	289,616
Long-term debt	127,580	68,354
Deferred tax liabilities	2,583	3,392
Other liabilities	4,818	4,968
Total liabilities	482,569	366,330
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 42,655,394 and 41,627,208 issued and outstanding at September 30, 2023; 42,041,344 and 41,013,158 shares issued and outstanding at December 31, 2022	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	527,199	499,694
Accumulated other comprehensive loss	(7,108)	(6,301)
Accumulated deficit	(214,092)	(171,562)
Treasury stock, at cost: 1,028,186 shares at September 30, 2023 and December 31, 2022	(16,534)	(16,534)
Total stockholders’ equity	289,465	305,297
Total liabilities and stockholders’ equity	$772,034	$671,627

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)
Operating activities
Net loss	$(4,036)	$(12,914)	$(42,530)	$(35,387)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	2,990	2,600	9,445	8,024
Stock-based compensation expense	6,892	8,643	25,860	24,826
Other, net	(549)	102	(1,134)	28
Changes in operating assets and liabilities:
Accounts and other receivables	(12,409)	(19,821)	(45,593)	(58,948)
Prepaid expenses and other assets	452	(1,599)	(2,761)	(4,420)
Accounts payable, accrued liabilities, and other liabilities	2,632	45	(3,832)	748
Reserve for veterinary invoices	5,258	3,061	17,697	63
Deferred revenue	10,168	17,584	43,979	56,047
Net cash provided by (used in) operating activities	11,398	(2,299)	1,131	(9,019)
Investing activities
Purchases of investment securities	(29,458)	(78,292)	(109,389)	(125,660)
Maturities and sales of investment securities	29,713	73,280	147,365	104,492
Cash paid in business acquisition, net of cash acquired	—	(2,755)	—	(2,755)
Purchases of property, equipment, and internal-use software	(4,391)	(4,131)	(14,310)	(11,610)
Other	837	71	1,420	(1,431)
Net cash provided by (used in) investing activities	(3,299)	(11,827)	25,086	(36,964)
Financing activities
Proceeds from debt financing, net of financing fees	24,972	(119)	60,102	54,312
Repayment of debt financing	(338)	(150)	(1,380)	(300)
Repurchases of common stock	—	(4)	—	(5,755)
Proceeds from exercise of stock options	628	413	1,281	1,584
Shares withheld to satisfy tax withholding	(272)	(850)	(1,296)	(3,780)
Other	(150)	—	(150)	—
Net cash provided by (used in) financing activities	24,840	(710)	58,557	46,061
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(906)	(1,268)	(830)	(1,964)
Net change in cash, cash equivalents, and restricted cash	32,033	(16,104)	83,944	(1,886)
Cash, cash equivalents, and restricted cash at beginning of period	136,548	115,087	84,637	100,869
Cash, cash equivalents, and restricted cash at end of period	$168,581	$98,983	$168,581	$98,983

The following tables set forth our key operating metrics:

	Nine Months Ended September 30,
	2023	2022
Total Business:
Total pets enrolled (at period end)	1,712,177	1,439,605
Subscription Business:
Total subscription pets enrolled (at period end)	969,322	808,077
Monthly average revenue per pet	$64.63	$64.08
Lifetime value of a pet, including fixed expenses	$428	$673
Average pet acquisition cost (PAC)	$232	$291
Average monthly retention	98.55%	98.71%

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Total Business:
Total pets enrolled (at period end)	1,712,177	1,679,659	1,616,865	1,537,573	1,439,605	1,348,145	1,267,253	1,176,778
Subscription Business:
Total subscription pets enrolled (at period end)	969,322	943,958	906,369	869,862	808,077	770,318	736,691	704,333
Monthly average revenue per pet	$65.82	$64.41	$63.58	$63.11	$63.80	$64.26	$64.21	$63.89
Lifetime value of a pet, including fixed expenses	$428	$470	$541	$641	$673	$713	$730	$717
Average pet acquisition cost (PAC)	$212	$236	$247	$283	$268	$309	$301	$306
Average monthly retention	98.55%	98.61%	98.65%	98.69%	98.71%	98.74%	98.75%	98.74%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$11,398	$(2,299)	$1,131	$(9,019)
Purchases of property, equipment, and internal-use software	(4,391)	(4,131)	(14,310)	(11,610)
Free cash flow	$7,007	$(6,430)	$(13,179)	$(20,629)

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Veterinary invoice expense	$212,441	$171,112	$613,316	$473,654
Less:
Stock-based compensation expense[1]	(870)	(960)	(2,565)	(3,155)
Other business cost of paying veterinary invoices	(72,694)	(58,197)	(210,286)	(152,911)
Subscription cost of paying veterinary invoices (non-GAAP)	$138,877	$111,955	$400,465	$317,588
% of subscription revenue	75.9%	73.5%	76.8%	72.5%

Other cost of revenue	$38,179	$32,589	$108,480	$96,980
Less:
Stock-based compensation expense[1]	(282)	(433)	(1,158)	(1,818)
Other business variable expenses	(20,482)	(17,346)	(56,455)	(51,862)
Subscription variable expenses (non-GAAP)	$17,415	$14,810	$50,867	$43,300
% of subscription revenue	9.5%	9.7%	9.8%	9.9%

Technology and development expense	$5,302	$6,553	$15,434	$18,178
General and administrative expense	12,664	10,314	46,817	28,907
Less:
Stock-based compensation expense[1]	(3,754)	(4,805)	(16,072)	(12,116)
Non-recurring transaction or restructuring expenses[2]	(8)	(179)	(4,175)	(179)
Development expenses[3]	(1,594)	(2,435)	(3,417)	(5,705)
Fixed expenses (non-GAAP)	$12,610	$9,448	$38,587	$29,085
% of total revenue	4.4%	4.0%	4.7%	4.4%

New pet acquisition expense	$17,772	$22,434	$60,183	$67,043
Less:
Stock-based compensation expense[1]	(1,679)	(2,108)	(5,433)	(7,037)
Other business pet acquisition expense	(10)	(181)	(123)	(476)
Subscription acquisition cost (non-GAAP)	$16,083	$20,145	$54,627	$59,530
% of subscription revenue	8.8%	13.2%	10.5%	13.6%

[1]Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.3 million and $0.6 million for the three and nine months ended September 30, 2023, respectively.

[2]Consists of business acquisition transaction expenses, severance and legal costs due to certain executives' departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

3As we enter the next phase of our growth, we expect to invest in initiatives that are pre-revenue, including adding new products and international expansion. These development expenses are costs related to product exploration and development that are pre-revenue and historically have been insignificant. We view these activities as uses of our adjusted operating income separate from pet acquisition spend.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):

By Segment:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Subscription revenue	$182,906	$152,401	$521,369	$438,048
Subscription cost of paying veterinary invoices	138,877	111,955	400,465	317,588
Subscription variable expenses	17,415	14,810	50,867	43,300
Subscription fixed expenses*	8,069	6,160	24,753	19,354
Subscription adjusted operating income	18,545	19,476	45,284	57,806
Other business revenue	102,947	81,359	291,379	221,122
Other business cost of paying veterinary invoices	72,694	58,197	210,286	152,911
Other business variable expenses	20,482	17,346	56,455	51,862
Other business fixed expenses*	4,541	3,288	13,834	9,731
Other business adjusted operating income	5,230	2,528	10,804	6,618
Subscription acquisition cost	16,083	20,145	54,627	59,530
Other business acquisition cost	10	181	123	476
Development expenses	1,594	2,435	3,417	5,705
Stock-based compensation expense	6,585	8,306	25,228	24,126
Depreciation and amortization	2,990	2,600	9,445	8,024
Non-recurring transaction or restructuring expenses	8	179	4,175	179
Gain (loss) from investment in joint venture	4	(57)	(140)	(168)
Operating loss	(3,491)	(11,899)	(41,067)	(33,784)

As a percentage of revenue:	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	75.9%	73.5%	76.8%	72.5%
Subscription variable expenses	9.5%	9.7%	9.8%	9.9%
Subscription fixed expenses*	4.4%	4.0%	4.7%	4.4%
Subscription adjusted operating income	10.1%	12.8%	8.7%	13.2%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	70.6%	71.5%	72.2%	69.2%
Other business variable expenses	19.9%	21.3%	19.4%	23.5%
Other business fixed expenses*	4.4%	4.0%	4.7%	4.4%
Other business adjusted operating income	5.1%	3.1%	3.7%	3.0%

Total Business:
	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
Revenue	$285,853	$233,760	$812,748	$659,170
Cost of paying veterinary invoices	211,571	170,152	610,751	470,499
Variable expenses	37,897	32,156	107,322	95,162
Fixed expenses	12,610	9,448	38,587	29,085
Adjusted operating income	23,775	22,004	56,088	64,424
Acquisition cost	16,093	20,326	54,750	60,006
Development expenses	1,594	2,435	3,417	5,705
Stock-based compensation expense	6,585	8,306	25,228	24,126
Depreciation and amortization	2,990	2,600	9,445	8,024
Non-recurring transaction or restructuring expenses	8	179	4,175	179
Gain (loss) from investment in joint venture	4	(57)	(140)	(168)
Operating loss	(3,491)	(11,899)	(41,067)	(33,784)

As a percentage of revenue:	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	74.0%	72.8%	75.1%	71.4%
Variable expenses	13.3%	13.8%	13.2%	14.4%
Fixed expenses	4.4%	4.0%	4.7%	4.4%
Adjusted operating income	8.3%	9.4%	6.9%	9.8%
Acquisition cost	5.6%	8.7%	6.7%	9.1%
Development expenses	0.6%	1.0%	0.4%	0.9%
Stock-based compensation expense	2.3%	3.6%	3.1%	3.7%
Depreciation and amortization	1.0%	1.1%	1.2%	1.2%
Non-recurring transaction or restructuring expenses	—%	0.1%	0.5%	—%
Gain (loss) from investment in joint venture	—%	—%	—%	—%
Operating loss	(1.2)%	(5.1)%	(5.1)%	(5.1)%

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net loss (in thousands):

	Nine Months Ended September 30,
	2023	2022
Net loss	$(42,530)	$(35,387)
Excluding:
Stock-based compensation expense	25,228	24,125
Depreciation and amortization expense	9,445	8,024
Interest income	(6,169)	(1,412)
Interest expense	8,380	2,680
Other non-operating expenses	—	(1)
Income tax (benefit) expense	(472)	491
Non-recurring transaction or restructuring expenses	4,175	179
(Gain) loss from equity method investment	(110)	(131)
Adjusted EBITDA	$(2,053)	$(1,432)

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021
Net loss	$(4,036)	$(13,714)	$(24,780)	$(9,285)	$(12,914)	$(13,618)	$(8,855)	$(7,042)
Excluding:
Stock-based compensation expense	6,585	6,503	12,140	8,412	8,306	8,462	7,358	6,808
Depreciation and amortization expense	2,990	3,253	3,202	2,897	2,600	2,707	2,717	2,770
Interest income	(2,389)	(2,051)	(1,729)	(1,614)	(1,018)	(297)	(97)	(80)
Interest expense	3,053	2,940	2,387	1,587	1,408	1,193	79	9
Other non-operating expenses	—	—	—	—	—	(1)	—	—
Income tax expense (benefit)	(43)	(238)	(191)	(15)	496	19	(24)	1,034
Non-recurring transaction or restructuring expenses	8	65	4,102	193	179	—	—	—
(Gain) loss from equity method investment	(110)	—	—	—	—	(131)	—	—
Adjusted EBITDA	$6,058	$(3,242)	$(4,869)	$2,175	$(943)	$(1,666)	$1,178	$3,499

Contacts:

Investors:
Laura Bainbridge
Senior Vice President, Corporate Communications
Investor.Relations@trupanion.com